Exhibit 23.2

Mason Russell West, LLC

739 WEST LITTLETON BLVD.
LITTLETON, CO 80120-2357
TELEPHONE 303-797-9101 FAX 303-795-3356
E-MAIL: cpas@mrwllc.com

DICK MASON
RAY RUSSELL, JR.

CERTIFIED PUBLIC ACCOUNTANTS
CONSULTING SERVICES

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 21, 2006, accompanying the consolidated financial statements included in the Annual Report of Aurelio Resource Corporation, on Form 10-KSB for the year ended May 31, 2006, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned report.

Mason Russell West, LLC

January 18, 2007

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